La Jolla Pharmaceutical Company Announces Financial Results for the Three and Nine Months Ended September 30, 2017 and Recent Corporate Progress

SAN DIEGO, CA - October 26, 2017 - La Jolla Pharmaceutical Company (NASDAQ: LJPC) (the Company or La Jolla), a leader in the development of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases, today reported financial results for the three and nine months ended September 30, 2017 and highlighted recent corporate progress.

Recent Corporate Progress

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In August 2017, La Jolla announced that the U.S. Food and Drug Administration (FDA) accepted for review the Company’s New Drug Application (NDA) for the investigational drug LJPC‑501, La Jolla’s propriety formulation of synthetic human angiotensin II, for the treatment of hypotension in adult patients with distributive or vasodilatory shock (dangerously low blood pressure with adequate cardiac function) who remain hypotensive despite fluid and vasopressor therapy (catecholamines and/or vasopressin). The review classification for the application is Priority, and the user fee goal date under the Prescription Drug User Fee Act (PDUFA) is February 28, 2018. In its letter to the Company, the FDA stated that it does not currently plan to hold an advisory committee meeting to discuss this application. The NDA for LJPC-501 is based on data from the ATHOS-3 (Angiotensin II for the Treatment of High Output Shock) multicenter, randomized, double-blind, placebo-controlled, Phase 3 clinical study of LJPC-501 in patients with distributive or vasodilatory shock who remain hypotensive despite fluid and vasopressor therapy, which were published by The New England Journal of Medicine in May 2017.

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In September 2017, an analysis from ATHOS-3 entitled, “Baseline angiotensin levels and ACE effects in patients with vasodilatory shock treated with angiotensin II,” was presented during the 30th European Society of Intensive Care Medicine Annual Congress. The pre-specified analysis showed that a relatively low angiotensin II state (as measured by the ratio of angiotensin I to angiotensin II) predicted increased mortality in patients with vasodilatory shock, suggesting that a low angiotensin II state is a negative prognostic indicator of outcomes. Furthermore, the analysis showed a statistically significant treatment effect of LJPC-501 compared to placebo on mortality in these patients with a relatively low angiotensin II state (relative risk reduction of 36%; HR=0.64; 95% CI: 0.41-1.00; p=0.047).

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In September 2017, La Jolla announced that the European Medicines Agency’s (EMA) Committee for Medicinal Products for Human Use (CHMP) issued favorable Scientific Advice regarding the EU regulatory pathway for LJPC‑501 for the treatment of hypotension in adult patients with distributive or vasodilatory shock who remain hypotensive despite fluid and vasopressor therapy. Based on this Advice, La Jolla intends to submit a Marketing Authorization Application (MAA) for LJPC-501 in the third quarter of 2018.

“The first nine months of 2017 have been exciting for La Jolla, highlighted by the positive results from ATHOS-3, the publication of these results in The New England Journal of Medicine and the FDA acceptance of our NDA for LJPC-501,” said George Tidmarsh, M.D., Ph.D., President and Chief Executive Officer of La Jolla. “We look forward to building on this momentum with the preparation for the potential commercial launch of LJPC-501, if approved by the FDA, and the initiation of our pivotal study of LJPC-401 in beta thalassemia patients suffering from iron overload.”

Results of Operations

As of September 30, 2017, the Company had $120.8 million in cash and cash equivalents, compared to $65.7 million of cash and cash equivalents at December 31, 2016. Cash used in operating activities for the nine months ended September 30, 2017 was $60.4 million, compared to $40.1 million for the same period in 2016. Net loss for the three and nine months ended September 30, 2017 was $26.3 million and $76.3 million, or $1.19 per share and $3.65 per share, respectively, compared to a net loss of $21.3 million and $53.3 million, or $1.23 per share and $3.10 per share, respectively, for the same periods in 2016.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases. The Company has several product candidates in development. LJPC-501 is La Jolla’s proprietary formulation of synthetic human angiotensin II for the potential treatment of hypotension in adult patients with distributive or vasodilatory shock who remain hypotensive despite fluid and vasopressor therapy. LJPC-401 is La Jolla’s proprietary formulation of synthetic human hepcidin for the potential treatment of conditions characterized by iron overload, such as hereditary hemochromatosis, beta thalassemia, sickle cell disease and myelodysplastic syndrome. For more information on La Jolla, please visit www.ljpc.com.

Forward Looking Statement Safe Harbor

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the Company’s future results of operations. These statements are only predictions or statements of current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those anticipated by the forward-looking statements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties and other factors are described in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), all of which are available free of charge on the SEC’s web site www.sec.gov. These risks include, but are not limited to, risks relating to: the timing and prospects for approval of LJPC-501 by the FDA, EMA and other regulatory authorities; risks relating to the scope of product labels (if approved); potential market sizes; the anticipated timing for regulatory actions; the impact of pharmaceutical industry regulation and health care legislation in the Europe and the United States; the anticipated timing for regulatory actions; the success of future development activities; potential indications for which the Company’s product candidates may be developed; and the expected duration over which the Company’s cash balances will fund its operations. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company’s reports filed with the SEC. The Company expressly disclaims any intent to update any forward-looking statements.

LA JOLLA PHARMACEUTICAL COMPANY
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue
Contract revenue - related party	$—	$44	$—	$531
Total revenue	—	44	—	531
Expenses
Research and development	19,093	16,992	57,666	42,111
General and administrative	7,390	4,349	18,915	11,868
Total expenses	26,483	21,341	76,581	53,979
Loss from operations	(26,483)	(21,297)	(76,581)	(53,448)
Other income, net	195	46	324	150
Net loss	$(26,288)	$(21,251)	$(76,257)	$(53,298)
Basic and diluted net loss per share	$(1.19)	$(1.23)	$(3.65)	$(3.10)
Weighted-average common shares outstanding - basic and diluted	22,125	17,211	20,900	17,211

LA JOLLA PHARMACEUTICAL COMPANY
Condensed Consolidated Balance Sheets
(in thousands, except share and par value amounts)

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$120,840	$65,726
Restricted cash	911	200
Prepaid expenses and other current assets	1,772	1,505
Total current assets	123,523	67,431
Property and equipment, net	6,534	3,145
Other assets	—	219
Total assets	$130,057	$70,795

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,239	$6,652
Accrued clinical and other expenses	795	1,029
Accrued payroll and related expenses	3,228	2,077
Total current liabilities	10,262	9,758
Shareholders’ equity:
Common Stock, $0.0001 par value; 100,000,000 shares authorized, 22,145,243 and 18,261,557 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	2	2
Series C-1[2] Convertible Preferred Stock, $0.0001 par value; 11,000 shares authorized, 3,906 shares issued and outstanding at September 30, 2017 and December 31, 2016, and liquidation preference of $3,906 at September 30, 2017 and December 31, 2016	3,906	3,906
Series F Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized, 2,737 shares issued and outstanding at September 30, 2017 and December 31, 2016, and liquidation preference of $2,737 at September 30, 2017 and December 31, 2016	2,737	2,737
Additional paid-in capital	796,118	661,103
Accumulated deficit	(682,968)	(606,711)
Total shareholders’ equity	119,795	61,037
Total liabilities and shareholders’ equity	$130,057	$70,795

Contacts

La Jolla Pharmaceutical Company
Sandra Vedrick
Associate Director, Investor Relations & Human Resources
(858) 256-7910
svedrick@ljpc.com

or

La Jolla Pharmaceutical Company
Dennis M. Mulroy
Chief Financial Officer
(858) 433-6839
dmulroy@ljpc.com